UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2019

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55976	35-2540672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street Suite 714 West Palm Beach FL 33401

(Address of principal executive offices, including zip code)

(866) 286-1055

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Amendments to Convertible Notes

Amendment to October 19, 2018 Note

On February 13, 2019, Ozop Surgical Corp. a Nevada corporation (the “Company”) entered into amendment No. 1 (the “Amendment”) with Power Up Lending Group Ltd., a Virginia corporation (the “Investor”), pursuant to which the Company agreed to amend the terms of a convertible promissory note issued by the Company to the Investor on October 19, 2018 (the “October Note”) pursuant to a most favored nation clause in the October Note.

Pursuant to the Amendment, the conversion price under the October Note was amended to be the lesser of (1) the lowest trading price during the previous 20 trading day period ending on the last completed trading date prior to the date of conversion of the October Note and (2) 65% multiplied by the average of the 3 lowest trading prices of the Company’s common stock during the 20 day trading period ending on the latest completed trading day of the common stock prior to the date of conversion of the October Note.

Pursuant to the Amendment, the prepayment terms under the October Note were amended to be that the October Note carries a pre-payment penalty if the October Note is paid off in 60 or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 125%, or 140% respectively. After the expiration of 181 days following the issue date, the Company shall have no right of prepayment.

Amendment to December 5, 2018 Note

On February 13, 2019, the Company also entered into amendment No. 1 (the “First Amendment”) with the Investor, pursuant to which the Company agreed to amend the terms of a convertible promissory note issued by the Company to the Investor on December 5, 2018 (the “December Note”) pursuant to a most favored nation clause in the December Note.

Pursuant to the First Amendment, the conversion price under the December Note was amended to be the lesser of (1) the lowest trading price during the previous 20 trading day period ending on the last completed trading date prior to the date of conversion of the December Note and (2) 65% multiplied by the average of the 3 lowest trading prices of the Company’s common stock during the 20 day trading period ending on the latest completed trading day of the common stock prior to the date of conversion of the December Note.

Pursuant to the First Amendment, the prepayment terms under the December Note were amended to be that the December Note carries a pre-payment penalty if the December Note is paid off in 60 or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 125%, or 140% respectively. After the expiration of 181 days following the issue date, the Company shall have no right of prepayment.

Warrant

In connection with the Amendment and the First Amendment, on February 13, 2019, the Company issued to the Investor, a warrant (the “Warrant”) to purchase 94,000 shares of the Company’s common stock. The Warrant has a term of three (3) years and an exercise price of $1.50.

The foregoing descriptions of the Amendment, the First Amendment, and the Warrant, do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, copies of which are filed as Exhibits 10.1, 10.2 and 10.3. respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 - Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Warrant, is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering, including, but not limited to the exemption provided pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act for offers and sales of restricted securities in a private, non-public transaction to accredited investors, as defined in Rule 501 of Regulation D.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Convertible Promissory Note issued October 19, 2018, entered into between Ozop Surgical Corp. and Power Up Lending Group LTD. dated February 13, 2019.*

10.2	Amendment No. 1 to Convertible Promissory Note issued on December 5, 2018, entered into between Ozop Surgical Corp. and Power Up Lending Group LTD. dated February 13, 2019.*

10.3	Warrant issued by Ozop Surgical Corp. to Power Up Lending Group LTD. dated February 13, 2019.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

OZOP SURGICAL CORP.

Date: February 15, 2019	By:	/s/Barry Hollander
Barry Hollander
Chief Financial Officer